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                                                                    EXHIBIT 99.1




Contact:          Bob Orlando,                  R. Pierce Reid
                  MathSoft Inc.                 Schwartz Communications
                  617-577-1017 x 742            617-431-0770

              MATHSOFT RELEASES FISCAL 1997 SECOND QUARTER RESULTS

CAMBRIDGE, MA--January 14, 1997--MathSoft, Inc. (NASDAQ: MATH) today reported financial results for its second quarter ended December 31, 1996. Revenues for the quarter were $5.0 million, 10% less than revenues of $5.5 million in the same quarter of the prior year, and 10% greater than revenues of $4.5 million in the prior quarter. The net loss for the quarter was $0.6 million or $0.07 per share, compared to net income of $0.6 million or $0.06 per share in the same quarter of the prior year and a net loss of $0.5 million or $0.05 a share, in the prior quarter.

Commenting on the quarterly results, Bob Orlando, MathSoft's vice president of finance and administration and chief financial officer said, "Revenues grew sequentially from the prior quarter, fueled by the release of Mathcad 6.0 for Macintosh and strong international performance. However, we increased our development spending during the quarter as we prepare for the next releases of our core products as well as the launch of our new distributed statistics products during the fiscal year. As a result, our loss for the quarter was slightly higher than that of the prior quarter."

Mr. Orlando went on to say "We expect to ship the next major releases of our core products during the fourth quarter of this fiscal year. Accordingly, we currently expect a loss of $0.13-$0.15 per share in the quarter ending March 31, 1997, resulting from lower revenues as the older versions of our core products near the end of their life cycle, as well as additional spending necessary to complete development and effectively introduce the new releases to the marketplace. In the quarter ending June 30, 1997, however, the Company currently expects to return to profitability."

Founded in 1984, MathSoft is the leading provider of knowledge discovery software for students and technical professionals. It has more than one million users of its Mathcad, StudyWorks, S-PLUS and Axum software worldwide. Users include technical professionals worldwide at more than half the Fortune 1,000 companies and over 500 government installations, and student and faculty at over 2,000 colleges and universities. MathSoft product information can be obtained via


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the MathSoft Store located at http://www.mathsoft.com, by phone at
1-800-628-4223, by fax at 617-577-8829 or via mail at 101 Main Street,
Cambridge, MA 02142.

The MathSoft logo, StudyWorks, Collaboratory, Mathcad, S-PLUS and Axum are trademarks of MathSoft, Inc.

Information contained in this document which refers to MathSoft's future financial performance represents management's best estimate at the present time and actual results could differ materially from present estimates. Please refer to the cautionary statements appearing in MathSoft's Annual and Quarterly Reports filed with the Securities and Exchange Commission for a discussion of various factors that could cause MathSoft's actual results to differ materially from those discussed in the forward-looking statements.



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                         MATHSOFT, INC. AND SUBSIDIARIES

                                               CONSOLIDATED CONDENSED BALANCE SHEETS
                                                          (IN THOUSANDS)
                                                            (UNAUDITED)


                                     ASSETS


                                                                 DEC. 31,     SEPT. 30,      JUNE 30,
                                                                  1996         1996            1996
                                                                 -------      --------       -------
CURRENT ASSETS:
      Cash, cash equivalents and short-term investments          $ 3,916       $ 4,562       $ 4,954
      Accounts receivables, net                                    2,824         2,728         3,119
      Other receivables                                              806           851           762
      Inventories                                                    537           552           548
      Prepaid expenses                                               446           462           382
                                                                 -------       -------       -------
         Total current assets                                      8,529         9,155         9,765
                                                                 -------       -------       -------

PROPERTY AND EQUIPMENT, NET                                        1,629         1,582         1,599

OTHER ASSETS:
      Purchased technology, net                                      396           450           504
      Other assets                                                    74            52            31
                                                                 -------       -------       -------

         TOTAL ASSETS                                            $10,628       $11,239       $11,899
                                                                 =======       =======       =======



                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                 DEC. 31,     SEPT. 30,      JUNE 30,
                                                                    1996         1996         1996
                                                                 -------      --------       -------

CURRENT LIABILITIES                                              $ 5,343       $ 4,680       $ 5,077

OTHER LONG-TERM LIABILITIES                                           47            54            63

STOCKHOLDERS' EQUITY                                               5,238         6,505         6,759
                                                                 -------       -------       -------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $10,628       $11,239       $11,899
                                                                 =======       =======       =======



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                         MATHSOFT, INC. AND SUBSIDIARIES

                                          CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                            (UNAUDITED)


                                                   THREE MONTHS ENDED              SIX MONTHS ENDED
                                            DEC. 31,    SEPT. 30,    DEC. 31,        DECEMBER 31,
                                              1996        1996         1995       1996         1995
                                            -------      -------      ------     -------      -------
REVENUES:
      Software licenses                      $4,341       $3,924      $4,854     $ 8,265      $ 9,269
      Services and other                        611          602         634       1,213        1,307
                                             ------       ------      ------     -------      -------
         Total revenues                       4,952        4,526       5,488       9,478       10,576
                                             ------       ------      ------     -------      -------

COST OF REVENUES:
      Software licenses                         796          783         740       1,579        1,446
      Services and other                        213          191         223         404          464
                                             ------       ------      ------     -------      -------
         Total cost of revenues               1,009          974         963       1,983        1,910
                                             ------       ------      ------     -------      -------
         Gross profit                         3,943        3,552       4,525       7,495        8,666
                                             ------       ------      ------     -------      -------

OPERATING EXPENSES:
      Sales and marketing                     2,582        2,425       2,455       5,007        4,870
      Research and development                1,287        1,091         952       2,378        1,703
      General and administrative                715          526         589       1,241        1,175
                                             ------       ------      ------     -------      -------
         Total operating expenses             4,584        4,042       3,996       8,626        7,748
                                             ------       ------      ------     -------      -------

         INCOME (LOSS) FROM OPERATIONS         (641)        (490)        529      (1,131)         918

INTEREST INCOME , NET                            40           40          41          80           80
                                             ------       ------      ------     -------      -------
         INCOME (LOSS) BEFORE PROVISION
             FOR INCOME TAXES                  (601)        (450)        570      (1,051)         998

PROVISION FOR INCOME TAXES                        0           15          10          15           22
                                             ------       ------      ------     -------      -------
         NET INCOME (LOSS)                   $ (601)      $ (465)     $  560     $(1,066)     $   976
                                             ======       ======      ======     =======      =======

NET INCOME (LOSS) PER COMMON AND
      COMMON EQUIVALENT SHARE                $(0.07)      $(0.05)     $ 0.06     $ (0.12)     $  0.10
                                             ======       ======      ======     =======      =======

WEIGHTED AVERAGE NUMBER OF COMMON
      AND COMMON EQUIVALENT SHARES
      OUTSTANDING                             8,769        8,617       9,498       8,693        9,308
                                             ======       ======      ======     =======      =======

